UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Qwest Communications International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

QWEST COMMUNICATIONS
INTERNATIONAL INC.

QWEST COMMUNICATIONS INTERNATIONAL INC.
1801 CALIFORNIA STREET
51ST FLOOR
DENVER, CO 80202

Meeting Information

Meeting Type:	Annual
For holders as of:	03/16/09
Date: 05/13/09 Time: 9:30 a.m., local time
Location:	Denver Center for Performing Arts
Seawell Grand Ballroom
1050 13th Street
Denver, CO 80204

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

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NOTICE AND PROXY STATEMENT                   ANNUAL REPORT

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Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

Your Board of Directors recommends you vote “FOR” each of the director nominees, “FOR” Proposals 2 and 3, and “AGAINST” Proposals 4, 5, 6 and 7.

1.     The election of 12 directors to our Board to hold office until the annual meeting of stockholders in 2010 and until their successors are elected and qualified.

Nominees:

1a.   Edward A. Mueller

1b.   Linda G. Alvarado

1c.   Charles L. Biggs

1d.   K. Dane Brooksher

1e.   Peter S. Hellman

1f.    R. David Hoover

1g.   Patrick J. Martin

1h.   Caroline Matthews

1i.    Wayne W. Murdy

1j.    Jan L. Murley

1k.   James A. Unruh

1l.    Anthony Welters

2.     The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009.

3.     Approval of a policy relating to severance arrangements with executives.

4.     A stockholder proposal urging the Board to adopt a policy to seek stockholder approval of certain extraordinary retirement benefits for executives.

5.     A stockholder proposal urging the Board to adopt a policy that stockholders have the opportunity at annual meetings to vote on an advisory resolution on certain executive compensation.

6.     A stockholder proposal requesting the Board to amend our bylaws to allow 10% stockholders to call special stockholder meetings.

7.     A stockholder proposal requesting that our Board initiate the process of reincorporating Qwest in North Dakota.

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